Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2026
BANNOCKBURN, IL., July 29, 2026 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the second quarter ended June 30, 2026.
Second Quarter 2026 Financial Highlights
(year-over-year comparisons unless otherwise noted)
•Net revenue of $1,442 million, up 1.9%
•GAAP net income of $53.9 million, up 6.7%
•GAAP diluted earnings per share of $0.35, up 12.9%
•Adjusted EBITDA of $117.5 million, up 3.0%
•Adjusted diluted earnings per share of $0.45, up 9.8%
•Cash provided by Q2 operating activities of $184 million
•Repurchased $150 million of outstanding shares in the quarter
John C. Rademacher, Chief Executive Officer, commented, “I’m proud of our team as we delivered strong second quarter results, reflecting solid operational execution and the positive impact of our 2026 strategic initiatives. Looking ahead, our results reinforce our confidence in the underlying fundamentals of the business, but there is still work to do as we further position the company for a sustainable long-term growth trajectory. Given the strength of our clinical platform, significant market opportunities and our operational focus, we believe we are well positioned to achieve our 2026 priorities while creating meaningful value for our patients, partners, and shareholders.”
Updated Full Year and Third Quarter 2026 Financial Guidance
For the full year 2026, Option Care Health expects the following:
•Net revenue of $5.675 billion to $5.775 billion
•Adjusted diluted earnings per share of $1.85 to $1.92
•Adjusted EBITDA of $480 million to $495 million
•Cash provided by operating activities of at least $320 million
For the third quarter 2026, Option Care Health expects the following compared to the second quarter 2026:
•Sequential net revenue growth in the low to mid single-digits
•Sequential Adjusted EBITDA growth in the mid single-digits

Conference Call
Option Care Health will host a conference call to discuss its results on Wednesday, July 29, 2026, at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available at the same web link for 90 days after the call.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members, including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.
Investor Contact

Bob Okunski
Vice President, Investor Relations
investor.relations@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company may make regarding future revenues, future earnings, other future financial results, regulatory developments, market developments, new products and growth strategies and the effects of any of the foregoing on its future results of operations or financial condition.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws, regulations or trade policies applicable to its business model; loss of relationships with managed care organizations and other non-governmental third party payers; changes in the pharmaceutical industry, including limiting or discontinuing research, development, production and marketing of pharmaceuticals compatible with its services; changes in market conditions and receptivity to its services and offerings; and pending and future litigation or potential liability for claims not covered by insurance. For a detailed discussion of the risk factors that could affect its actual results, please refer to the risk factors identified in the Company's SEC reports as filed with the SEC.
Any forward-looking statement made by the Company in this press release is based only on information currently available to it and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted diluted earnings per share ("EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, EPS, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted diluted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted diluted EPS represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. The Company has not reconciled Adjusted EBITDA guidance to net income or Adjusted diluted EPS guidance to GAAP diluted EPS as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each historical adjusted measure to the most comparable GAAP financial measure are set forth below.

Schedule 1
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$193,767	$232,624
Accounts receivable, net	511,507	473,566
Inventories	399,605	471,149
Prepaid expenses and other current assets	95,713	87,629
Total current assets	1,200,592	1,264,968

NONCURRENT ASSETS:
Property and equipment, net	140,408	139,236
Intangible assets, net	20,229	21,897
Referral sources, net	270,410	287,281
Goodwill	1,606,743	1,606,743
Other noncurrent assets	140,395	135,644
Total noncurrent assets	2,178,185	2,190,801
TOTAL ASSETS	$3,378,777	$3,455,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$639,767	$639,829
Other current liabilities	179,710	189,519
Total current liabilities	819,477	829,348

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,152,040	1,154,052
Other noncurrent liabilities	147,362	145,976
Total noncurrent liabilities	1,299,402	1,300,028
Total liabilities	2,118,879	2,129,376

STOCKHOLDERS’ EQUITY	1,259,898	1,326,393
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,378,777	$3,455,769

Schedule 2
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET REVENUE	$1,442,400	$1,416,085	$2,793,054	$2,749,057
COST OF REVENUE	1,175,149	1,147,042	2,263,789	2,216,962
GROSS PROFIT	267,251	269,043	529,265	532,095

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	161,110	167,467	331,065	330,275
Restructuring, acquisition, integration and other	3,549	2,625	8,156	7,935
Depreciation and amortization expense	17,452	16,241	32,359	31,987
Total operating expenses	182,111	186,333	371,580	370,197
OPERATING INCOME	85,140	82,710	157,685	161,898

OTHER INCOME (EXPENSE):
Interest expense, net	(14,020)	(14,447)	(27,324)	(27,678)
Other, net	2,867	598	4,629	(1,803)
Total other (expense) income	(11,153)	(13,849)	(22,695)	(29,481)

INCOME BEFORE INCOME TAXES	73,987	68,861	134,990	132,417
INCOME TAX EXPENSE	20,074	18,338	35,734	35,152
NET INCOME	$53,913	$50,523	$99,256	$97,265

Earnings per share, basic	$0.35	$0.31	$0.64	$0.59
Earnings per share, diluted	$0.35	$0.31	$0.64	$0.59

Weighted average common shares outstanding, basic	152,931	162,931	154,782	164,188
Weighted average common shares outstanding, diluted	153,485	164,133	155,772	165,402

Schedule 3
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$99,256	$97,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	34,037	33,326
Other adjustments	31,535	35,857
Changes in operating assets and liabilities:
Accounts receivable, net	(37,941)	(61,392)
Inventories	71,544	(12,718)
Prepaid expenses and other current assets	(9,958)	17,606
Accounts payable	2,610	(27,904)
Accrued compensation and employee benefits	(4,188)	8,730
Other	(15,410)	(7,651)
Net cash provided by operating activities	171,485	83,119

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(20,123)	(18,466)
Business acquisitions, net of cash acquired	—	(117,247)
Other investing activities	(877)	—
Net cash used in investing activities	(21,000)	(135,713)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock and related excise taxes	(170,545)	(152,429)
Other financing activities	(18,797)	(8,724)
Net cash used in financing activities	(189,342)	(161,153)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(38,857)	(213,747)
Cash and cash equivalents - beginning of period	232,624	412,565
CASH AND CASH EQUIVALENTS - END OF PERIOD	$193,767	$198,818

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$53,913	$50,523	$99,256	$97,265
Interest expense, net	14,020	14,447	27,324	27,678
Income tax expense	20,074	18,338	35,734	35,152
Depreciation and amortization expense	18,382	16,953	34,037	33,326
EBITDA	106,389	100,261	196,351	193,421

EBITDA adjustments
Stock-based incentive compensation expense	8,382	10,712	18,581	19,513
Restructuring, acquisition, integration and other (1)	2,711	3,045	7,320	12,850
Adjusted EBITDA	$117,482	$114,018	$222,252	$225,784

Net income	$53,913	$50,523	$99,256	$97,265
Intangible asset amortization expense	9,269	9,297	18,539	18,394
Stock-based incentive compensation expense	8,382	10,712	18,581	19,513
Restructuring, acquisition, integration and other (1)	2,711	3,045	7,320	12,850
Total pre-tax adjustments	20,362	23,054	44,440	50,757
Tax adjustments (2)	(5,589)	(6,109)	(11,777)	(13,451)
Adjusted net income	$68,686	$67,468	$131,919	$134,571

Earnings per share, diluted	$0.35	$0.31	$0.64	$0.59
Adjusted earnings per share, diluted	$0.45	$0.41	$0.85	$0.81
Weighted average common shares outstanding, diluted	153,485	164,133	155,772	165,402
(1) Restructuring, acquisition, integration and other includes $3,549 and $8,156 of operating expenses for the three and six months ended June 30, 2026, respectively. Restructuring, acquisition, integration and other includes $2,625 and $7,935 of operating expenses for the three and six months ended June 30, 2025, respectively.
(2) Tax adjustments for the three and six months ended June 30, 2026 and 2025 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate.